Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-269745) pertaining to the Grindr Inc. 2022 Equity Incentive Plan and Grindr Group LLC Amended and Restated 2020 Equity Incentive Plan of our report dated March 17, 2023, with respect to the consolidated financial statements of Grindr Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst and Young LLP

Los Angeles, California
March 17, 2023